UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2009

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its July 9, 2009 meeting, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tredegar Corporation (the “Corporation”) approved adding a new performance measure to the 2009 Incentive Plan for Executive Officers (the “2009 Incentive Plan”). The 2009 Incentive Plan was previously reported on Form 8-K filed on February 19, 2009 with the Securities and Exchange Commission. For the named executive officers, other than Ms. Taylor and Mr. Edwards, 2009 financial performance will be measured by the previously reported economic profit added (“EPA”), and adjusted earnings before interest and taxes (“Adjusted EBIT”), based on the Corporation’s consolidated results. Adjusted EBIT excludes from earnings unusual items and losses associated with plant shutdowns, asset impairments and restructurings, gains or losses from the sale of assets, investment write-downs or write-ups, charges related to stock option awards accounted for under the fair value-based method and other items that may be recognized or accrued under U.S. generally accepted accounting principles. For Ms. Taylor, 2009 financial performance will be measured by EPA, and operating profits, based on the performance of the Film Products division, which Ms. Taylor leads.

The 2009 Incentive Plan’s short-term incentive opportunities, and special plan provisions that apply to D. Andrew Edwards, remain unchanged from those reported in the Corporation’s February 19, 2009 Form 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: July 15, 2009	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel
and Secretary

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